UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2025

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 102
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (475) 988-2068
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HSON	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	HSONP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		The NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On September 2, 2025, in connection with the previously announced acquisition of Star Equity Holdings, Inc. (“Star”), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among Hudson Global, Inc. (the “Company” or “Hudson”), Star and HSON Merger Sub, Inc., a wholly owned subsidiary of Hudson, the Company’s board of directors, appointed: (i) Hannah Bible to serve as Chief Compliance Officer and Corporate Secretary of the Company, in addition to her current role as Chief Legal Officer, (ii) Matthew K. Diamond to serve as Chief Accounting Officer of the Company, in addition to his current role as Principal Financial Officer, and (iii) Shawn Miles to serve as Executive Vice President – Finance of the Company.

Biographical information regarding Ms. Bible is set forth in the Company’s Current Report filed with the Securities and Exchange Commission on August 22, 2025, which disclosure is incorporated herein by reference.

Prior to being appointed as our Chief Accounting Officer, Matthew K. Diamond has served as Chief Financial Officer of the Company since January 2020 with overall responsibility for the Company’s global accounting and finance functions. Mr. Diamond will no longer hold the title of Chief Financial Officer, but will continue to serve as the Company’s Principal Financial Officer. Prior to serving as Chief Financial Officer, Mr. Diamond served as the Company’s Vice President of Finance since January 2019 and was appointed Principal Financial Officer in June 2019. Prior to joining the Company, Mr. Diamond served in a variety of finance and control roles at PepsiCo, Inc. from 2001 to 2018, including director roles in Financial Reporting, Financial Analysis, and Technical Accounting and Policy. Mr. Diamond is a CPA and began his career as a Supervisory Senior Auditor with Arthur Andersen LLP. Mr. Diamond earned a BBA in Public Accounting from Pace University, where he graduated with magna cum laude honors.

Prior to being appointed Executive Vice President – Finance, Shawn S. Miles was Senior Vice President – Finance & Strategy at Star. Since August 2016 Mr. Miles has held various positions with Star, or one of its predecessors. Mr. Miles will help oversee a variety of corporate functions including mergers and acquisitions; investor relations; capital markets; banking and financing relationships, and financial planning and analysis. Mr. Miles previously worked as a Research Analyst at Lone Star Value Management, a Connecticut-based investment firm. In that role, he was responsible for securities analysis spanning various industry sectors and investment strategies. Mr. Miles holds a master’s degree in Behavioral Economics and a Bachelor of Science in Applied Economics & Management, both from Cornell University.

There are no arrangements or understandings between the new officers and any other person pursuant to which they were selected as officers. The new officers do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2025, Hudson Global, Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as Amended (the “Charter”), to change the name of the Company from Hudson Global, Inc. to Star Equity Holdings, Inc. (the “Name Change”). The Name Change was approved by the Company’s Board of Directors (the “Board”) on September 2, 2025.
The Amendment will become effective at 12:01 a.m. (Eastern Time) on September 5, 2025 (the “Effective Time”). The above description of the Amendment is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 4, 2025, the Company issued a press release announcing the Name Change. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Name Change, the ticker symbols for the Company’s Common Stock and the Company’s 10% Series A Cumulative Perpetual Preferred Stock (the “Preferred Stock”) will change. At the beginning of trading on September 5, 2025, the Company’s Common Stock is expected to begin trading on the NASDAQ Global Select Market under the ticker “STRR,” and the Company’s Preferred Stock is expected to begin trading on the NASDAQ Global Select Market under the ticker “STRRP”.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as Amended, of Hudson Global, Inc.

99.1	Press Release of Hudson Global, Inc. issued on September 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	September 4, 2025

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